UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2021

QuantumScape Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39345	85-0796578

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1730 Technology Drive San Jose, California (Address of principal executive offices)	95110 (Zip code)

(408) 452-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed solely for the purpose of amending and restating Item 8.01 of the Current Report on Form 8-K filed on September 9, 2021 to update the description of the Extraordinary Performance Award Program to reflect changes to the terms thereof approved by the board of directors of QuantumScape Corporation (the “Company”) on October 21, 2021.  The summary description below is qualified in entirety by the proxy statement to be delivered to stockholders in advance of the Company’s annual stockholder meeting expected to be held in December (the “Annual Meeting”).

Item 8.01.  Other Events

Extraordinary Performance Award Program

On September 7, 2021, the board of directors of the Company approved, and further amended on October 21, 2021, an “Extraordinary Performance Award Program” (the “EPA Program”). This EPA Program will only become effective if approved by the stockholders (excluding shares held by interested parties) at the Annual Meeting. The EPA Program provides performance-based equity incentives linked to significant long-term stockholder value creation. A summary overview of the EPA Program is below, and the EPA Program will be described in more detail in the proxy statement to be delivered to stockholders in advance of the Annual Meeting.

Purpose

A primary purpose of the EPA Program is to incent senior management by granting equity rewards that are tied to achieving both exceptional stock performance and significant business milestones over a 10-year period.

The EPA Program also seeks to encourage the Company to seek large-scale deployment of the Company’s technology over the next 10 years. The Company is conscious that the world’s climate crisis requires major and rapid reductions in carbon emissions and that the Company’s solid-state battery may contribute to society’s transition away from fossil fuels. Accordingly, the business milestones emphasize production and sales growth.

Performance-based Stock Options

The EPA Program provides stock option grants to the Company’s Chief Executive Officer, Jagdeep Singh, and other members of the Company’s management team that vest over five tranches if the Company meets pre-defined stock price targets and business milestones. Each of the five tranches requires that the Company first achieve one of the business milestones listed below, and then achieves the applicable stock price target listed below, both within 10 years of the initial grants.

For example, the first tranche of the EPA Program cannot vest unless the Company achieves at least one of the business milestones and the Company’s stock price increases to $60, which would be approximately a 141% increase from the closing price on October 21, 2021 of $24.91. Similarly, the fifth tranche cannot vest unless the Company has met at least five of the business milestones (including the business milestones used to satisfy each of the four earlier tranches) and the Company’s stock price increases to $300, which would be approximately a 1,104% increase from the closing price on October 21, 2021.

The stock price targets are $60, $120, $180, $240 and $300.

Each tranche requires completion of a business milestone that was not used to satisfy a prior tranche. The business milestones are:

(i)	Delivery of an A-sample battery cell that meets specifications agreed upon with an auto maker.

(ii)	The validation by an auto maker of a completed B-sample battery cell (a B-sample is a functional, complete battery cell prototype that may be built with pilot tools).

(iii)	Delivery of at least 1 GWh of battery cells to a single customer.

(iv)	Delivery of at least 3 GWh of battery cells to each of three or more customers, with at least one of such customers being an auto maker.

(v)	$5 billion in revenue over a period of trailing four quarters.

(vi)	10 billion in revenue over a period of trailing four quarters.

(vii)	Total cumulative production of 500 GWh.

(viii)	Total cumulative production of 1,000 GWh.

(ix)	Adjusted EBITDA margin of 25% over four consecutive quarters.

(x)	10% of worldwide market share in automotive battery cells, excluding China.

(xi)	20% of worldwide market share in automotive battery cells, excluding China.

To permit flexibility in how the business develops, the production, sales and market share targets are independent of the Company’s business model and include cells manufactured by the Company, its subsidiaries, joint ventures and licensees, and by cell makers who incorporate separators manufactured by or under license from the Company.

Sharing Ratio; Participants

Stock option grants under the EPA Program may total up to 4% of the total shares outstanding as of September 7, 2021, which means that gains in stock price would primarily benefit the stockholders. For example, based on the closing price on October 21, 2021, if the Company meets the requirements for the first tranche, participants in the EPA Program would realize approximately 0.79% of the total increase in stockholder value, and the stockholders would realize approximately 99.21% of the total increase in stockholder value. If the Company meets the requirements of all five tranches, participants in the EPA Program would realize approximately 3.82% of the total increase in stockholder value and the stockholders would realize approximately 96.18% of the total increase in stockholder value.

Participants

The EPA Program provides that Mr. Singh, the Company’s Chief Executive Officer, would be granted a stock option for one-half of the shares subject to the EPA Program.  The remaining options under the EPA Program would be shared by at least 14 other members of the Company, including other executive officers and employees who are key contributors to the Company’s research and development efforts, manufacturing, and business operations. All stock options under the EPA Program would be granted under the Company’s 2020 Equity Incentive Plan.

Participants would be potentially eligible to receive additional equity awards, but we currently expect that any such awards would cover fewer number of shares than our ordinary course refresh grants. The expectation of the compensation committee and the board of directors is that Mr. Singh would not receive additional annual equity awards for at least 7 years, but the compensation committee and the board of directors would have the flexibility to approve additional equity awards if circumstances warranted.

Forward-Looking Statements

Certain information in this Current Report on Form 8-K may be considered “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding future timeline, stock price, product development, production, revenue, market share, and financial results.

The stock price and business milestones described above are intentionally ambitious and there are significant risks and uncertainties in achieving such results. Many of the obstacles to achieving the business milestones are described in the “Risk Factors” section in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2021 and available at www.sec.gov. Such risks and uncertainties include, but are not limited to the below:

•
The Company faces significant barriers in its attempts to produce a solid-state battery cell and may not be able to successfully develop its solid-state battery cell. Building high volumes of multi-layer cells in commercially relevant sizes and with higher layer count requires substantial development effort. The Company could encounter significant delays and/or technical challenges in replicating the performance seen in its single-layer cells and four-layer cells and in achieving the high quality, consistency and throughput required for commercial production and sale.

•
The Company may encounter delays and cost overruns related to planning, permitting, construction, equipment installation, utilities infrastructure installation and operations start-up of our manufacturing facilities, and other obstacles including vendor delays and challenges in operating new manufacturing equipment for automated and/or continuous flow processes and optimizing complex manufacturing processes. Even if the Company successfully develops the capability for high volume production, the product may not succeed in the market due to competition or other factors. Furthermore, even if the Company achieves volume production and the product succeeds in the market, it will be extremely challenging to establish production (directly and through joint ventures and licensing) to meet the volume and market share milestones within ten years.

•
The Company’s stock price depends on market conditions and other factors unrelated to the Company, so even if the business milestones are met for the EPA Program, the stock price targets may not be met.

Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements to reflect events or circumstances after the date of this report. Should underlying assumptions prove incorrect, actual results and projections could different materially from those expressed in any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 2 6 , 2021

QUANTUMSCAPE CORPORATION

By:	/s/ Michael McCarthy
	Name:	Michael McCarthy
	Title:	Chief Legal Officer and Head of Corporate Development